CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the May 1, 1999 and May 3, 1999 Statements of Additional Information constituting part of the Registration Statement No. 2-30070 (the "Registration Statement") on Form N-4 that this Post-Effective Amendment No. 65 amends of (1) our report dated February 8, 1999 relating to the financial statements of Separate Account A of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, and (2) our report dated February 8, 1999 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, which reports appear in the May 1, 1999 and May 3, 1999 Statements of Additional Information, and to the incorporation by reference of our reports into the May 1, 1999 and May 3, 1999 Prospectuses which constitute part of this Registration Statement. We also consent to the incorporation by reference in the May 1, 1999 Prospectus of our reports dated February 8, 1999 appearing on page F-1 and page F-53 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "About Our Independent Accountants" in the May 1, 1999 and May 3, 1999 Prospectuses and "Custodian and Independent Accountants" in the May 1, 1999 and May 3, 1999 Statements of Additional Information.



/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP
    New York, New York
    August 27, 1999